Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
TCF Financial Corporation:
We consent to the incorporation by reference in the registration statement Nos. 33-43030, 33-14203, 33-72394 33-53986, 33-57633, 33-63767, 333-62792, 333-72394, 333-113748, 333-146741, 333-154929, 333-160237, 333-168893, 333-184675, 333-184676, 333-205796, and 333-208142 on Form S-8 and Nos. 333-56500, 333-152922, 333-156068, and 333-181741 on Form S-3 of TCF Financial Corporation of our reports dated February 21, 2017, with respect to the consolidated statements of financial condition of TCF Financial Corporation as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, equity, and cash flows, for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of TCF Financial Corporation.
/s/ KPMG LLP

Minneapolis, Minnesota
February 21, 2017